EXHIBIT 16

May 14, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of National Western Life Insurance Company's Form 8-K/A dated May 14, 2004, and have the following comments:

1. We agree with the statements made in the first and second sentences of the first paragraph and the second and third paragraphs.

2. We have no basis on which to agree or disagree with the statement made in the third sentence of the first paragraph.

Yours truly,

DELOITTE & TOUCHE LLP

Dallas, Texas